As filed with the Securities and Exchange Commission on March 7, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

HEWITT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0851756 (I.R.S. Employer Identification No.)

100 Half Day Road Lincolnshire, Illinois (Address of Principal Executive Offices)	60069 (Zip Code)

____________________

Amended and Restated Global Stock and Incentive Compensation Plan

(Full title of the plan)

____________________

Steven J. Kyono

Senior Vice President, General Counsel and Secretary

Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, Illinois 60069

Telephone: (847) 295-5000

(Name, address, including zip code, and telephone number,
including area code, of registrant’s agent for service)

____________________

Copy to:
Eric Orsic McDermott Will & Emery LLP 227 West Monroe Street Chicago, IL 60606 Telephone: (312) 372-2000

____________________

This registration statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this registration statement.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A common stock, par value $0.01 per share	7,000,000 shares	$39.75	$278,250,000	$10,935.23

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also relates to an undetermined number of additional shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of $39.75 per share, the average of the high and low prices per share of the Registrant’s Class A common stock on March 4, 2008, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to an amendment and restatement of the Hewitt Associates, Inc. Global Stock and Incentive Compensation Plan (the “Plan”) that increases the number of shares of Class A common stock authorized and reserved for issuance thereunder by 7,000,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 relating to the Plan (SEC File No. 333-91274) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) is incorporated herein by reference, except as amended hereby.

Item 8. Exhibits.

5.1	Opinion of Legal Counsel.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Legal Counsel (included in Exhibit 5.1).
24	Power of Attorney (filed as part of signature page).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on March 7, 2008.

HEWITT ASSOCIATES, INC.

By:	/s/ John J. Park
Name:	John J. Park
Title:	Chief Financial Officer
(Principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Russell P. Fradin and John J. Park, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of March, 2008.

Signature	Title

/s/ Russell P. Fradin	Chairman, Chief Executive Officer and Director (Principal executive officer)
Russell P. Fradin

/s/ John J. Park	Chief Financial Officer (Principal financial and accounting officer)
John J. Park

/s/ Steven A. Denning	Director
Steven A. Denning

/s/ Cheryl A. Francis	Director
Cheryl A. Francis

/s/ Julie S. Gordon	Director
Julie S. Gordon

/s/ Michael E. Greenless	Director
Michael E. Greenlees

/s/ Michele M. Hunt	Director
Michele M. Hunt

/s/ Alex J. Mandl	Director
Alex J. Mandl

/s/ Cary D. McMillan	Director
Cary D. McMillan

/s/ Thomas J. Neff	Director
Thomas J. Neff

/s/ Steven P. Stanbrook	Director
Steven P. Stanbrook